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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement No. 33-91904 of Beazer Homes USA, Inc. ("Beazer Homes") on Form S-8 of our report dated October 30, 1997 (November 28, 1997 as to Note 13) appearing in Beazer Homes' 1997 Annual Report to Shareholders and incorporated by reference in this Annual Report on Form 10-K of Beazer Homes for the year ended September 30, 1997.

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
December 29, 1997